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                                                                    EXHIBIT 99.1

                        REPORT OF INDEPENDENT ACCOUNTANTS




Our report on the consolidated financial statements of Philadelphia Consolidated Holding Corp. and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 has been incorporated by reference in this Form 10-K from page 22 of the 1996 Annual Report to Shareholders of Philadelphia Consolidated Holding Corp. and Subsidiaries. In connection with our audits of such consolidated financial statements, we have also audited the related financial statement schedules as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 listed in the Index to Financial Statement Schedules on page 16 of this Form 10-K.

In our opinion, the financial statement schedules as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

/s/ COOPERS & LYBRAND L.L.P.
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2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 7, 1997